UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2010
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Shoreline Blvd., Suite 800N, Corpus Christi, Texas	78471
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 7 - REGULATION FD

Item 7.01 - Regulation FD Disclosure

On June 2, 2010, Uranium Energy Corp. (the "Company") issued a press release announcing that the Company has acquired the full database of historic drill results for the Company's 100%-controlled Seager-Salvo in-situ recovery uranium project in Bee County Texas. This press release is attached as Exhibit 99.1 to this Current Report.

The Seager-Salvo project is one of the exploration lease holdings acquired by the Company with its purchase of the South Texas Mining Venture in December 2009, which included the fully licensed Hobson plant and the Palangana in-situ recovery uranium project. The lease covers approximately 1,500 contiguous acres, and was initially established in the early 1980s by Nufuels Corporation, Mobil Oil's uranium division, and subsequently acquired and further developed by Uranium Resources Inc. (URI).

The database that was purchased consists of 433 gamma ray/resistivity and lithology logs, PGT logs and drill plan maps. Company geologists are currently evaluating the data. Management's near-term plan for the Seager-Salvo project is to perform a confirmation drill program and to get a technical report prepared in accordance with the provisions of National Instrument 43-101, Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.
Exhibit	Description
99.1	Press Release dated June 2, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: June 2, 2010.	By:	/s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer and a director

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